POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS THAT the undersigned hereby constitute and appoint William Song and Joshua L. Targoff and each of them severally, as the true and lawful attorneys and agents of each of the undersigned, with power to act with or without the others and with full power of substitution and resubstitution, to execute in the name, place and stead of each of the undersigned any statement or report, including any amendment to any statement or report, required to be filed with respect to the undersigned (whether such filing includes one or more or all of the undersigned) under Section 13 or Section 16 of the United States Securities Exchange Act of 1934, as amended, and any rules, regulations and requirements thereunder, including any forms or statements required to be submitted in connection with any electronic filing, or any statement or report, including any amendment to any statement or report, required to be filed with respect to any of the undersigned under any comparable laws, rules, regulations and requirements of any foreign jurisdiction, and to file any of the same with the Securities and Exchange Commission and any other appropriate U.S. and foreign regulatory authorities, said attorneys and agents having full power and authority to do and perform in the name and on behalf of any of the undersigned every act necessary to be done in the premises as fully and as effectually as the undersigned might or could do in person; and each of the undersigned hereby ratifies and confirms all that said attorneys and agents shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has subscribed these presents as of May 29, 2012.

/s/ Daniel S. Loeb
Daniel S. Loeb

THIRD POINT LLC

By:           /s/ Daniel S. Loeb
Name:      Daniel S. Loeb
Title:        Chief Executive Officer